EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the securities of Voyager Learning Company, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were on the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of January 28, 2009.

FOXHILL OPPORTUNITY MASTER FUND, L.P.

By: Foxhill Opportunity Offshore Fund Ltd., its general partner

By: Foxhill Capital Partners, LLC, its investment manager

By: /s/ Neil Weiner
Name: Neil Weiner
Title: Managing Member

FOXHILL OPPORTUNITY FUND, L.P.

By: FOXHILL CAPITAL (GP), LLC, general partner

By: /s/ Neil Weiner
Name: Neil Weiner
Title: Managing Member

FOXHILL OPPORTUNITY OFFSHORE FUND, LTD.

By: /s/ Neil Weiner
Name: Neil Weiner
Title: Director

FOXHILL CAPITAL (GP), LLC

By: /s/ Neil Weiner
Name: Neil Weiner
Title: Managing Member

FOXHILL CAPITAL PARTNERS, LLC

By: /s/ Neil Weiner
Name: Neil Weiner
Title: Managing Member

/s/ Neil Weiner
Neil Weiner